                                                                     EXHIBIT 4.1



                     AGREEMENT AND PLAN OF REORGANIZATION

                         dated as of November 17, 1995

                                by and between

                 HOLLYWOOD PARK, INC., a Delaware corporation,

                             on the one hand, and

          PACIFIC CASINO MANAGEMENT, INC., a California corporation,

                                      and

                               DONALD KLOSTERMAN

                                      and

                                EDWARD LEBARON,

                                 Individuals,

                               on the other hand

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
                                   ARTICLE I

DEFINITIONS..................................................................  1
1.1       Definitions........................................................  1

                                  ARTICLE II

SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES; MISCELLANEOUS........  6
2.1       Sale and Purchase of Assets........................................  6
          (a)  Cash and Cash Equivalents.....................................  6
          (b)  Accounts Receivable...........................................  6
          (c)  Equipment and Supplies........................................  6
          (d)  Prepaid Expenses..............................................  6
          (e)  Intellectual Property.........................................  6
          (f)  Third Party Claims............................................  6
          (g)  Books and Records.............................................  7
          (h)  Permits, etc..................................................  7
          (i)  Other Assets..................................................  7
2.2       Assumption of Liabilities..........................................  7
2.3       Related Agreements.................................................  7
2.4       Taking of Necessary Action; Further Action.........................  7
2.5       Intended Tax Treatment.............................................  8

                                  ARTICLE III

PURCHASE PRICE...............................................................  8
3.1       Purchase Price.....................................................  8

                                                                            Page
                                                                            ----
3.2       Adjustment.........................................................  9
3.3       Transfer of Rights.................................................  9
3.4       Fractional Shares..................................................  9
3.5       Sales Tax..........................................................  9
3.6       Change in Control..................................................  9

                                  ARTICLE IV

REPRESENTATIONS AND WARRANTIES............................................... 10
4.1       Representations and Warranties of PCM and the Shareholders......... 10
4.1.1     Existence and Rights............................................... 10
4.1.2     Agreements Authorized.............................................. 10
4.1.3     No Conflict........................................................ 11
4.1.4     Corporate Books.................................................... 11
4.1.5     Financial Statements............................................... 11
4.1.6     Undisclosed Liabilities............................................ 12
4.1.7     Litigation and Claims.............................................. 12
4.1.8     Absence of Changes................................................. 12
4.1.9     Title to Properties................................................ 13
4.1.10    Taxes.............................................................. 13
4.1.11    Banking............................................................ 14
4.1.12    Intellectual Property.............................................. 14
4.1.13    Insurance.......................................................... 14
4.1.14    Contracts.......................................................... 14
4.1.15    No Other Acquisition Agreement..................................... 15
4.1.16    Officers, Directors and Employees.................................. 15
4.1.17    Compliance with Laws............................................... 15

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                                                                            ----
4.1.18    Permits and Licenses............................................... 15
4.1.19    Labor Relations; Employees......................................... 16
4.1.20    No Finder's Fee.................................................... 16
4.2       Representations and Warranties of HPI.............................. 16
4.2.1     Existence and Rights............................................... 16
4.2.2     Agreements Authorized.............................................. 17
4.2.3     No Conflict........................................................ 17
4.2.4     HPI Shares......................................................... 17
4.2.5     No Finder's Fees................................................... 17

                                  ARTICLE V

REPRESENTATION AND AGREEMENTS RESPECTING
 HPI SHARES.................................................................. 18
5.1       Restrictions on Transfer........................................... 18
5.2       Transfers.......................................................... 19
5.3       Legend............................................................. 19
5.4       Registration Rights................................................ 19
5.5       HPI SEC Reports.................................................... 20

                                  ARTICLE VI

INDEMNIFICATION.............................................................. 20
6.1       Indemnification.................................................... 20
6.2                                                                           21
6.3       Cooperation........................................................ 21
6.4       Survival and Limitations........................................... 21

                                 ARTICLE VII

MISCELLANEOUS................................................................ 22
7.1       Public Disclosure.................................................. 22
7.2       Survival........................................................... 22

                                                                            Page
                                                                            ----
7.3       Complete Agreement; Modifications.................................. 22
7.4       Cooperation........................................................ 22
7.5       Arbitration of Disputes............................................ 23
7.6       Notices............................................................ 23
7.7       Third-Party Benefits............................................... 24
7.8       Successors and Assigns............................................. 24
7.9       Governing Law...................................................... 24
7.10      Waivers Strictly Construed......................................... 25
7.11      Attorney's Fees.................................................... 25
7.12      Rules of Construction.............................................. 25
7.12.1    Headings........................................................... 25
7.12.2    Tense and Case..................................................... 25
7.12.3    Severability....................................................... 25
7.13      Counterparts....................................................... 25

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------



     This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of the _____ day of November, 1995, by and among HOLLYWOOD PARK, INC., a Delaware corporation ("HPI" or "BUYER"), on the one hand and PACIFIC CASINO MANAGEMENT, INC., a California corporation ("PCM" or "SELLER"), DONALD KLOSTERMAN and EDWARD LEBARON, shareholders of PCM (the "SHAREHOLDERS") on the other hand, with reference to the following facts:

                                   RECITALS
                                   --------

     A. HPI, and PCM and the Shareholders desire to adopt a plan of reorganization pursuant to Section 368(a)(1)(C) of the Code and the corresponding provisions of the California Code on the terms and conditions hereinafter set forth. The reorganization contemplates in general that HPI will acquire all of the Assets and assume all of the Assumed Liabilities solely in exchange for the issuance of HPI Shares to PCM, and immediately thereafter PCM shall liquidate completely.

     B. The parties desire to enter into this Agreement for the purchase by HPI of all of the Assets and the assumption by HPI of the Assumed Liabilities in exchange for HPI Shares as hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing premises and of the representations, warranties and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1    Definitions.  The following terms, as used herein, have the
            -----------
following meanings:

     "ASSETS" has the meaning set forth in Section 2.1 hereof.

     "ASSUMED LIABILITIES" has the meaning set forth in Section 2.2 hereof.

     "BILL OF SALE" means that certain Bill of Sale and Assignment being executed by PCM concurrently herewith in substantially the form attached as Exhibit A, by which PCM sells, transfers and conveys all of its right, title and
---------
interest in and to the Assets to HPI, or its wholly-owned direct subsidiary designated by HPI.

     "CHANGE IN CONTROL OF HPI" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of HPI representing twenty percent (20%) or more of the combined voting power of HPI's then outstanding securities or (ii) if at any time after the date hereof and prior to the payment of the last installment of the Purchase Price hereunder, individuals who currently constitute the Board of Directors of HPI cease to constitute at least a majority thereof.

     "CASINO" means the Hollywood Park Casino, located at 1088 S. Prairie Avenue, Inglewood, California, together with all furniture, fixtures, equipment, supplies, improvements and tangible and intangible assets located therein or associated therewith.

     "CLAIMS" means any and all liens, charges, claims, liabilities, options, debts, security interests, secured claims, and other encumbrances of any kind or nature whatsoever, whether or not contingent, liquidated, disputed or known.

     "CALIFORNIA CODE" means the California Revenue and Taxation Code.

     "CALIFORNIA CORPORATIONS CODE" means the California General Corporations Law, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.2 hereof.

     "GAAP" means generally accepted accounting principles in the United States as in effect on the date of this Agreement.

     "GAMING ACT" means the California Gaming Registration Act, Section 19801 et.seq. of the California Business and Professions Code, as amended.
-------

     "HPI" means Hollywood Park, Inc., a Delaware corporation.

     "HPI SHARES" means shares of voting Common Stock of HPI, as adjusted to take into account any stock dividends, split-ups, recapitalizations, combinations, exchange of shares or the like, occurring prior to any payment date hereunder.

     "INDEMNIFIED PARTY" means, with respect to any alleged Loss, the party seeking indemnity hereunder.

     "INDEMNIFYING PARTY" means, with respect to any alleged Loss, the party from whom indemnity is being sought hereunder.

     "INGLEWOOD ORDINANCE" means Ordinance 93-05 of the City of Inglewood, California.

     "INTELLECTUAL PROPERTY" means (i) all patents, trademarks, trade names, service marks and copyrights and (ii) all registrations and applications therefor (but excluding any of the foregoing to the extent it relates solely to the corporate name of Seller; i.e., "PCM" and Pacific Casino Management, Inc.);

     "INTERIM BALANCE SHEET" means the unaudited balance sheet of PCM as of August 31, 1995.

     "KNOWLEDGE OF PCM," "KNOWN TO PCM" or similar formulations means the actual knowledge of either of the Shareholders after due inquiry of Michael Palmer, Rick Cole, or Paul Jackson. As used herein, "DUE INQUIRY" shall mean and be limited to inquiry of each of the named persons as to the accuracy of the matter covered which due inquiry obligation shall be conclusively satisfied by having such persons sign a certificate in substantially the form of Exhibit B hereto on
                                                             ---------
or before the date hereof.

     "KNOWLEDGE OF SHAREHOLDER," "KNOWN TO SHAREHOLDER" or similar formulations mean to the actual knowledge of the individual Shareholder referred to, after due inquiry. The due inquiry obligation of each Shareholder shall be conclusively satisfied by having the persons named in the immediately preceding definition sign a certificate in substantially the form of Exhibit B hereto, on
                                                           ---------
or before the date hereof.

     "LAWS" means and includes all Federal, state, local and foreign statutes, laws, rules and regulations applicable to the Shareholders or PCM; or the Casino and any and all judgments, orders and decrees binding upon the Shareholders, PCM or the Casino, or any of their respective properties issued by any court or other Governmental Authority with jurisdiction over the Shareholders, PCM, the Casino or such property, including, but not limited to, the Gaming Act and the Inglewood Ordinance.

     "LIENS" means and includes any material security interests, judgments, liens, pledges, claims, charges, rights of first refusal, mortgages, equities, options, restrictions or other encumbrances (whether voluntary or involuntary) upon legal or beneficial ownership, or upon any rights, title or interests pertaining thereto.

     "LOSSES" means any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs incident to any suit, action, investigation or other proceedings), damages and losses.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business or financial condition of PCM and the Casino, taken as a whole.

     "MATERIAL CONTRACT" means (i) any material contract or commitment arising outside of the ordinary course of business; (ii) any contract or commitment involving an obligation which cannot or in reasonable probability will not be performed or terminated within three (3) months from the date hereof and involving the payment by PCM of more than $50,000, singly; (iii) any contract or commitment materially affecting ownership of, title to, use of, or any interest in the Casino or in any other real estate; (iv) any profit-sharing, bonus, stock option, pension, incentive compensation, deferred compensation, "parachute", retirement, stock purchase, or similar plan or agreement, providing benefits to any current or former officer or employee or any Shareholder; (v) any material indenture, mortgage, promissory note, loan agreement or other agreement or commitment for the borrowing of money; (vi) any material guaranty of obligations of any other Person; (vii) any agreement with respect to the licensing of any Intellectual Property (or any similar agreement); (viii) any material agreement or understanding between PCM and any Shareholder or any affiliate of any Shareholder; (ix) any collective bargaining agreement or other contract or commitment to or with any labor unions or other employee representatives or groups of employees; (x) any employment contract or any other contract, agreement or commitment to or with individual employees or agents; or (xi) any contract or commitment providing for payments based in any manner upon the sales, purchases or profits of PCM.

     "NONCOMPETITION AGREEMENTS" means those certain noncompetition agreements by and between HPI and each of the Shareholders, being executed concurrently herewith, in substantially the form attached hereto as Exhibit C.
                                                       ---------

     "PCM" means Pacific Casino Management, Inc., a California corporation.

     "PCM FINANCIAL STATEMENTS" means the audited balance sheets of PCM as of December 31, 1994, the related profit and loss statements and statements of cash flow for the six (6) month period ending on such date, and unaudited balance sheet and related profit and loss statements and statements of cash flow for the eight (8) months ending August 31, 1995.

     "PCM SHARES" means the shares of capital stock of PCM.

     "PERMITS" means any and all federal, state and local governmental licenses, consents, approvals, authorizations and permits, including, without limitation, those required for the operation of the Casino under the Gaming Act, the Inglewood Ordinance or otherwise, the failure of which to have would have a Material Adverse Effect.

     "PERSON" means any individual, corporation, partnership, company, association, trust, estate or Governmental Authority.

     "PURCHASE PRICE" has the meaning set forth in Section 3.1 hereof.

     "QUOTED PRICE" means the average of last reported sales price of HPI Shares on the National Association of Securities Dealers, Inc. Automated Quotation National Market System ("NASDAQ") or, if the HPI Shares are not listed thereon, on such exchange as the HPI Shares may be listed or, if the HPI Shares are not listed on any exchange, the average of the closing bid and asked prices for the HPI Shares in the over-the-counter market, in each case for the ten (10) trading days immediately prior to the date on which the HPI Shares are being valued, or, in the case of the installment of the Purchase Price being paid concurrently herewith, for the ten trading days ending on September 29, 1995. In the absence of any such quotation, the Quoted Price shall be determined by agreement of HPI and the Shareholders, or if such parties are unable to agree on a Quoted Price, the Quoted Price shall be determined by a nationally recognized investment banking firm selected by the parties.

     "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement by and between HPI and the Shareholders, being executed concurrently herewith, in substantially the form attached hereto as Exhibit D.
                                                       ---------

     "RELATED AGREEMENTS" means the Bill of Sale, Registration Rights Agreement and the Noncompetition Agreements.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHAREHOLDERS" means Donald Klosterman and Edward LeBaron, being all of the shareholders of PCM.

     "TAXES" means any and all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever (including without limitation, all taxes or other amounts payable to the City of Inglewood pursuant to the Inglewood Ordinance), together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

     "THIRD-PARTY CLAIM" means a claim brought by a third party for which indemnification is sought pursuant to Article VI.

     "TRANSFER" means any sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary or whether by gift, bequest or otherwise.

                                  ARTICLE II

            SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES;
            -------------------------------------------------------
                                 MISCELLANEOUS
                                 -------------

     2.1    Sale and Purchase of Assets.  For the consideration and subject to
            ---------------------------
the terms and conditions contained herein, PCM hereby sells, conveys, assigns and delivers to HPI (or at HPI's option, a wholly-owned direct subsidiary of HPI), and HPI hereby purchases and accepts the conveyance, assignment, and delivery of, all of PCM's right, title, and interest in and to all of the assets, properties and business of PCM of every kind and nature, tangible or intangible, real or personal, fixed or contingent, (the "Assets"), including without limitation:

            (a)       Cash and Cash Equivalents.  All cash and cash equivalents
                      -------------------------
of PCM on the date hereof;

            (b)       Accounts Receivable.  All accounts and notes receivable of
                      -------------------
PCM of every nature whatsoever remaining unpaid as of the Closing date hereof, including without limitation, all "markers", foreign chips, and other receivables;

            (c)       Equipment and Supplies.  All machinery, equipment,
                      ----------------------
maintenance equipment, spare parts, maintenance and operating supplies, chemicals, office supplies, leasehold improvements, furniture, fixtures, computer hardware and software, vehicles, fuel and spare parts for such machinery, equipment, tools and vehicles and other tangible property;

            (d)       Prepaid Expenses.  All prepaid expenses of PCM of every
                      ----------------
nature whatsoever;

            (e)       Intellectual Property.  Any and all Intellectual Property
                      ---------------------
of PCM of every nature whatsoever, including, without limitation, the properties listed on Schedule 4.1.12 hereto;
          ---------------

            (f)       Third Party Claims.  All claims of PCM against third
                      ------------------
parties relating to the Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

            (g)       Books and Records.  All books and records, files,
                      -----------------
documents, papers and agreements (including, without limitation, information relating to customers, contractors, suppliers and vendors) pertaining to the Assets or otherwise other than confidential communications between PCM and the Shareholders and their respective legal counsel;

            (h)       Permits, etc.  All Permits, licenses, franchises, consents
                      -------------
or authorizations issued by, and all registrations and filings with, any governmental agency in connection with the Casino, whenever issued or filed, excepting only those which by law or by their terms are non-transferable;

            (i)       Other Assets.  All other assets of every kind and nature,
                      ------------
tangible or intangible, of PCM of every nature whatsoever, owned, used or held for use in connection with the Casino or otherwise.

Such right, title and interest in and to the Assets shall be sold, conveyed, assigned, and delivered by PCM to HPI by execution and delivery by PCM of the Bill of Sale and other appropriate bills of sale and assignments, executed concurrently herewith or hereafter, in form and substance reasonably satisfactory to HPI.

     2.2    Assumption of Liabilities.  For the consideration and subject to the
            -------------------------
terms and conditions contained herein, HPI hereby assumes and agrees to pay all PCM's liabilities incurred prior to the date of the Interim Balance Sheet as reflected in the Interim Balance Sheet and all liabilities incurred thereafter in the ordinary course of business or reflected in the schedules hereto, including without limitation that certain Promissory Note of PCM in favor of HPI, dated as of April 1, 1995, in the principal amount of $18,690,299.35 (the "Assumed Liabilities"); provided, however, that HPI does not assume and shall
                        --------  -------
not be liable for those liabilities listed on Schedule 2.2 hereto (the "Excluded
                                              ------------
Liabilities").

     2.3    Related Agreements.  Concurrently herewith, PCM has executed and
            ------------------
delivered the Bill of Sale to HPI, each of the Shareholders has executed and delivered a Noncompetition Agreement to HPI and HPI has executed and delivered to PCM and each of the Shareholders the Registration Rights Agreement.

     2.4    Taking of Necessary Action; Further Action.  HPI, PCM and each of
            ------------------------------------------
the Shareholders, respectively, shall take all such lawful action as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. If, at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest HPI with full right, title and possession to the Assets, the officers and directors of such corporations are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action at the sole cost and expense of the party requesting such action.

     2.5    Intended Tax Treatment.  The parties hereto intend that the transfer
            ----------------------
of the Assets, the assumption of the Assumed Liabilities and the issuance of the HPI Shares under Section 3.1 shall collectively constitute a reorganization within the meaning of Code section 368(a)(1)(C) as to which no gain shall be recognized by HPI, PCM or the Shareholders. Each party hereto agrees to report said transactions to all relevant tax authorities in a manner consistent with such intent.

                                  ARTICLE III

                                PURCHASE PRICE
                                --------------

     3.1    Purchase Price.  The purchase price for the Assets shall be an
            --------------
aggregate Two Million Six Hundred Forty Thousand Dollars ($2,640,000) (the "PURCHASE PRICE"), payable solely in HPI Shares valued at the Quoted Price on the respective payment dates, payable to PCM in three installments as follows:

            (a) Concurrently herewith, HPI Shares having a value (based on the applicable Quoted Price) equal to an aggregate One Million Six Hundred Thousand Dollars ($1,600,000);

            (b) On the first anniversary date of the date hereof, HPI Shares having a value (based on the applicable Quoted Price) equal to an aggregate Five Hundred Forty Thousand Dollars ($540,000);

            (c) On the second anniversary date of the date hereof, HPI Shares having a value (based on the applicable Quoted Price) equal to an aggregate Five Hundred Thousand Dollars ($500,000);

provided, however, that at any time after the date hereof HPI may elect to
--------  -------
accelerate the payment of the installments described in (b) and (c) above and issue the HPI Shares to the Shareholders prior to the dates therein set forth at the Quoted Price at such time.

            (d) Notwithstanding the foregoing, the aggregate number of HPI Shares payable pursuant to Sections 3.1(b) and (c) above shall not exceed the total number of HPI Shares paid pursuant to Section 3.1(a).

            (e) It being expressly understood by the parties hereto that PCM intends to liquidate and distribute all of its assets including without limitation the right to receive the payments described in (b) and (c), above, to the Shareholders and HPI agrees that following PCM's dissolution and liquidation, any further payments due hereunder shall be made directly to the Shareholders, 50% to each such Shareholder.

     3.2    Adjustment.  It is understood and agreed that the Purchase Price of
            ----------
the Assets was predicated in part on the Shareholders having a capital investment in PCM of at least $400,000 at the date hereof and on the Shareholders not having received any compensation or distributions from PCM except for salaries through September 30, 1995 at the annual rate of Five Hundred Thousand Dollars ($500,000) per Shareholder and expense reimbursements. In the event the amount of such capital investment at the date hereof is less than Four Hundred Thousand Dollars ($400,000) or if compensation or distributions exceeded the foregoing amount, the Purchase Price shall be reduced dollar for dollar and the second installment thereof shall be reduced accordingly.

     3.3    Transfer of Rights.  No Transfer of the rights to any payments under
            ------------------
this Article III shall be permitted and any attempted Transfer shall be void and of no effect; provided, however, that PCM may transfer any of its rights hereunder to the Shareholders.

     3.4    Fractional Shares.  No fractional HPI Shares will be issued
            -----------------
hereunder; any fractional share otherwise issuable hereunder will be rounded up or down to the nearest whole share.

     3.5    Sales Tax.  All sales and use taxes, if any, imposed upon the
            ---------
transfer of the Assets, whether such taxes are assessed initially against HPI or PCM, shall be borne by HPI and PCM shall have no liability for sales, use or similar excise taxes of PCM or HPI relating to the transfer of the Assets that have accrued prior to or after the date hereof. HPI shall indemnify and hold PCM harmless against any loss, cost, or damage, including attorney's fees, incurred by PCM related to HPI's failure to pay taxes as required by this Section 3.6.

     3.6    Change in Control.  In the event of a Change in Control of HPI at
            -----------------
any time prior to the second anniversary date of this Agreement, HPI Shares representing the then unpaid installments of the Purchase Price (valued at the date of such Change in Control) shall be deposited in escrow for the account of PCM or the Shareholders, to be delivered by the escrow holder on the respective payment dates to PCM or to HPI as the case may be based upon the exact number of HPI Shares to be delivered on such date based on the Quoted Price as of such payment date. The escrow holder shall be a bank selected by PCM and reasonably satisfactory to HPI and the terms of such escrow shall be subject to mutual agreement at the time, or barring such agreement, by the escrow holder with due regard for the provisions of this Agreement, including Article VI hereof. The cost of such escrow shall be borne by HPI. HPI hereby covenants and agrees to issue additional HPI Shares to the Shareholders if, at the time of a scheduled payment hereunder, there are insufficient HPI Shares in the escrow to satisfy HPI's payment obligations. This
Section 3.6 is not intended to and in no way limits HPI's obligation to pay the full amount of all payments to the Shareholders and PCM when and as required by
Section 3.1. Notwithstanding the foregoing, in the event of a merger or other reorganization of HPI with another corporation in which HPI is not the surviving corporation (a "Merger") the Shareholders' rights to any payments of HPI Shares not yet due under Section 3.1, at the option of the surviving corporation, may be converted into the right to receive freely tradeable shares of common stock of the surviving corporation, provided that such common stock, both at the time of the Merger and at the time of payment, is listed or traded on a nationally recognized stock exchange or NASDAQ. In such event, the term "Quoted Price" shall refer to the price of the Surviving Corporation's Common Stock and the term "HPI Shares" shall mean "Surviving Corporation Shares".

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     4.1    Representations and Warranties of PCM and the Shareholders.  Each of
            ----------------------------------------------------------
PCM and each of the Shareholders, individually, hereby represents and warrants as follows provided, however, that notwithstanding anything else contained in the Agreement, except for those representations and warranties contained in Sections 4.1.6, 4.1.9 and 4.1.10, the Shareholders shall make such representations and warranties only to their respective knowledge:

            4.1.1     Existence and Rights.  PCM (i) is a corporation duly
                      --------------------
organized, validly existing and in good standing under the laws of the State of California, (ii) has all requisite power and authority to own, lease and operate its properties, to carry on its business as now conducted, (iii) to enter into this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby.

            4.1.2     Agreements Authorized.  The execution, delivery and
                      ---------------------
performance of this Agreement by PCM and of this Agreement and the Related Agreements by the Shareholders has been duly authorized by all necessary corporate and other action and, to the Knowledge of PCM, do not require (with respect to PCM or the Shareholders) notice to, or the consent or approval of, any governmental or other regulatory authority or other Person (except as otherwise expressly set forth in any such Agreement). Each of this Agreement and the Related Agreements has been duly executed and delivered by PCM and each of the Shareholders and is a legal, valid and binding obligation of PCM and each of the Shareholders enforceable against each of such parties in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of equitable remedies). All of the shareholders of PCM have approved this Agreement pursuant to Section 1201 of the California Corporations Code and therefore no shareholder of PCM is entitled to assert dissenters' rights under Section 1300 et seq. of such law.
                                             -- ---

            4.1.3     No Conflict.  The execution, delivery and performance by
                      -----------
each of PCM and the Shareholders of this Agreement and the Related Agreements will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of PCM, (ii) to the Knowledge of PCM, cause a default (or give rise to any right of termination, cancellation or acceleration or loss of a material benefit) under any Material Contract, or result in the creation of any Lien upon any of the properties of PCM or the Casino under any of the terms, conditions or provisions of any note, bond, mortgage or indenture, or any other instrument, obligation or agreement to which PCM is a party or by which PCM or any of its properties or assets may be bound or (iii) to the Knowledge of PCM, violate any applicable Law which violation would have a Material Adverse Effect.

            4.1.4       Corporate Books.  To the Knowledge of PCM, the corporate
                      ---------------
minute books and stock books of PCM are complete and correct in all material respects, the meetings of directors and shareholders referred to therein were duly called and duly held, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. Copies of the contents of such books, which have been previously delivered to HPI, are complete and correct in all material respects as of the date hereof. The accounting books and records of PCM accurately reflect in all material respects its transactions and correctly account in all material respects for all receipts, disbursements and expenditures.

            4.1.5     Financial Statements.  Except as set forth on Schedule
                      --------------------                          --------
4.1.5, the PCM Financial Statements, correct and complete copies of which have
-----
been previously delivered to HPI: (i) are correct and complete in all material respects and present fairly and accurately the financial position of PCM at such dates and the results of the operations, retained earnings and cash flows of PCM for such periods; (ii) have been prepared in accordance with GAAP applied consistently during such periods and with respect to prior periods; and (iii) were prepared from and are in accordance with PCM's books and records. Except as set forth on Schedule 4.1.5, PCM has no liabilities or guarantees, matured or
                --------------
unmatured, contingent or otherwise, as of the respective dates of the PCM Financial Statements of a type required to be reflected therein by GAAP and not accurately reflected therein, and none have arisen since the date of the Interim Balance Sheet, except in the ordinary course of PCM's business, consistent with past practice.

            4.1.6     Undisclosed Liabilities.  Except as set forth on Schedule
                      -----------------------                          --------
4.1.6 and except for those incurred in the ordinary course of business, PCM does
-----
not have any obligations, indebtedness or liabilities, contingent or otherwise, which are, individually or in the aggregate, material other than those disclosed or adequately reserved for in the Interim Balance Sheet (to the extent required by GAAP to be disclosed on the Interim Balance Sheet).

            4.1.7     Litigation and Claims.  Except as set forth on Schedule
                      ---------------------                          --------
4.1.7, (i) there is no litigation, investigation, arbitration or other
-----
proceeding (formal or informal), or third party claim, including but not limited to, claims by customers of the Casino, pending or, to the best knowledge of PCM and the Shareholders, threatened against or affecting PCM or its properties which, if determined adversely would have a Material Adverse Effect. To the Knowledge of PCM, PCM is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

            4.1.8     Absence of Changes.  Since August 31, 1995, PCM has
                      ------------------
conducted business in the ordinary course consistent with past practices and to the Knowledge of PCM, except as set forth on Schedule 4.1.8, there has not been
                                             --------------
any: (i) material adverse change (whether or not covered by insurance) in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or businesses, of PCM, or any occurrence or event which would reasonably be expected to have a Material Adverse Effect; (ii) any general increase in the aggregate compensation of employees of PCM or the Casino, or any material increase in aggregate compensation payable to any officer, director or employee thereof, or the entering into of any employment contract with any officer, director of employee, or the making, forgiveness or other change in the terms of any loan to, any officer or director of PCM; or (iii) any license, sale, transfer, pledge, mortgage or other disposition of any material asset of PCM or the Casino outside the ordinary course of business or inconsistent with past practice; or (iv) any commitment by PCM to make capital expenditures for additions to property, plant or equipment in an amount in excess of $50,000 in the aggregate from any vendor; or (v) any change in the accounting methods, principles or practices followed by PCM; or (vi) any agreement, commitment or undertaking by PCM or either of the Shareholders to do any of the foregoing.

            4.1.9     Title to Properties.  PCM has good and marketable title to
                      -------------------
all properties reflected on the Interim Balance Sheet or acquired after the Interim Balance Sheet Date (except inventory and other properties disposed of in the ordinary course of business since the Interim Balance Sheet Date and accounts or notes receivable paid since the Interim Balance Sheet Date), free and clear of all Liens other than (i) Liens for current taxes not yet due and payable or delinquent and which are not material in amount, or (ii) mechanics', carriers', workmen's and similar Liens arising in the ordinary course of business in respect of amounts that are not yet due and payable or are being disputed in good faith and which are not material in amount. PCM owns no real property.

            4.1.10    Taxes.  PCM has (i) properly completed and timely filed
                      -----
all returns for Taxes required to be filed on or before the date hereof or has obtained extensions (without penalty or interest) of the deadline for filing;
(ii) paid or adequately reserved on the Interim Balance Sheet for all Taxes which may be owed by it; (iii) adequately reserved for deferred Taxes; (iv) duly withheld, collected and paid over to the proper governmental authorities all Taxes and assessments required to have been withheld or collected and paid over by PCM, provided that as to employee taxes, PCM's representation is limited to its payment of such amounts as calculated by HPI, it being expressly understood that PCM makes no representation as to the correctness of such calculations. PCM has not been advised in writing of any deficiency claimed or proposed to be claimed against or relating to PCM by any taxing authority which has not been paid, settled or adequately reserved for on the Interim Balance Sheet, and there are no matters under discussion with any taxing authority or known to PCM or the Shareholders which might reasonably result in the assessment of additional amounts against or relating to PCM. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of PCM. Complete and correct copies of all federal, state and local income and other tax returns of or in respect of PCM for PCM's 1994 tax year have been previously delivered to HPI. PCM has never filed, or otherwise made, a consent under Section 341(f) of the Code. PCM is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. PCM has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. PCM has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. PCM has never been a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Neither PCM nor any Shareholder has granted any extension of the statute of limitations applicable to any return or other Tax claim. PCM has not been a personal holding company within the meaning of Section 542 of the Code since its inception. Each of PCM and the Shareholders has maintained all required records with respect to any liability for Taxes in all material respects. All tax returns filed by PCM are true, correct and complete in all material respects. To the Knowledge of PCM, no facts exist which would reasonably be expected to constitute grounds for the assessment of any material liability for Tax by any governmental authority against PCM.

            4.1.11    Banking.  Schedule 4.1.11 lists the name of each bank,
                      -------   ---------------
savings or other financial institution in which PCM has an account or safe deposit box, the account numbers thereof and the names of all persons authorized to draw thereon or to have access thereto.

            4.1.12    Intellectual Property.  Schedule 4.1.12 identifies all
                      ---------------------   ---------------
Intellectual Property which is used in PCM's business as presently conducted, along with (if applicable) the registration numbers, dates of issuance and names of the inventors or authors of such patents, marks, names and copyrights and any other related information. To the knowledge of PCM, PCM owns, leases or licenses all such Intellectual Property free and clear of all Claims and PCM has not received written notice that its use of such Intellectual Property conflicts with, infringes on, or violates any rights of others.

            4.1.13    Insurance.  PCM has in full force and effect the policies
                      ---------
of fire, liability, errors and omissions and other forms of insurance listed on
Schedule 4.1.13.  To the Knowledge of PCM, (i) PCM is not in default in any
---------------
material respect under any such policies, (ii) PCM's activities and operations have been conducted in a manner so as to materially conform to the applicable provisions of such policies, and (iii) PCM has not received a written notice of cancellation or non-renewal of any such policy or has any knowledge of any inaccuracy in any application for such policies or any predecessor policies.

            4.1.14    Contracts.  Schedule 4.1.14 correctly sets forth all
                      ---------   ---------------
Material Contracts to which PCM is a party or by which PCM or its assets are bound, including all amendments, modifications and waivers. The copies of the Material Contracts (including all amendments, modifications and waivers) previously delivered to HPI are complete and correct. To the Knowledge of PCM, each of the Material Contracts (including all amendments, modifications and waivers) (a) has been duly authorized, executed and delivered by PCM, (b) remains in full force and effect to the extent of its terms without any amendment, modification or waiver not reflected in the Material Contracts previously delivered to HPI, (c) is not subject to, and neither PCM nor any of the Shareholders has received any written notice threatening or declaring termination as a result of any alleged uncured breach or default, and (d) is not reasonably expected to (1) result in any material loss to PCM upon completion or performance thereof after allowance for general and administrative selling and distribution expenses, or (2) have a Material Adverse Effect. To the Knowledge of PCM, PCM has performed all material obligations required to be performed by it under each Material Contract.

            4.1.15    No Other Acquisition Agreement.  Neither PCM nor either of
                      ------------------------------
the Shareholders is a party to an agreement with any other entity, concerning a merger, consolidation, asset or stock acquisition, disposition or other similar transaction involving PCM.

            4.1.16    Officers, Directors and Employees. Schedule 4.1.16 sets
                      ---------------------------------  ---------------
forth the names of all present officers and directors of PCM, and any employee, consultant, distributor, agent or representative of PCM who receives more than $50,000 per annum for services rendered to or on behalf of PCM. Except as set forth on Schedule 4.1.16, neither of the Shareholders nor any of PCM's other
         ---------------
officers or directors, or any family members by blood or marriage of any of such persons, (e.g., parents, spouse, siblings, children and in-laws) (i) owns,
          ----
directly or indirectly, individually or collectively, any interest in a corporation, partnership, firm, association or sole proprietorship, which is a competitor of PCM or has an existing contractual relationship with PCM; or (ii) owes any material amount to, or is owed any material amount by, PCM, other than indebtedness for compensation earned and not yet paid in the ordinary course of business.

            4.1.17    Compliance with Laws.  To the Knowledge of PCM, PCM and
                      --------------------
each of the Shareholders has complied with all material gaming related Laws applicable to the operation of the Casino and PCM is not in violation of any such Law, or of any judgment, order, decree or other requirement of any court, tribunal or governmental body, or any agency or official acting in an official capacity related to the Casino, the violation of which would have a Material Adverse Effect.

            4.1.18    Permits and Licenses.  To the Knowledge of PCM, PCM and
                      --------------------
each of PCM's employees, as necessary under applicable Law, have all Permits and licenses required for the operation of the Casino as currently conducted, including all requisite licenses and Permits under the Gaming Act and the Inglewood Ordinance. PCM has no material existing liability (contingent or otherwise) for failures to obtain or comply with the same or comparable Permits for any business conducted by PCM in the past other than as disclosed in the PCM Financial Statements or schedules hereto. Each Permit with respect to PCM is listed on Schedule 4.1.18. To the Knowledge of PCM, each Permit is presently
          ---------------
valid and in full force and effect, and no proceeding is pending or threatened to revoke, limit or negate such Permit.

            4.1.19    Labor Relations; Employees.  PCM currently employs a total
                      --------------------------
of approximately 1,000 employees (including part time employees). To the Knowledge of PCM, PCM is not delinquent in payments to any of its employees for any wages, salaries, commissions, benefits, bonuses or other direct or indirect compensation for any services performed by him or her to the date hereof or amounts required to be reimbursed to any of its employees. To the best knowledge of PCM except as set forth on Schedule 4.1.19 (i) there are no pending
                                        ---------------
or threatened litigation by any employees with respect to PCM which, if determined adversely, would have a Material Adverse Effect; (ii) there are no pending or threatened administrative actions or claims with respect to PCM including, without limitation, discrimination (whether for sex, age, race, religion, national origin or any other reason) which, if determined adversely would have a Material Adverse Effect; (iii) upon termination of the employment of any employee, neither PCM nor HPI will be liable to any such terminated employee for "severance pay," vacation pay or any other payments by reason of anything which occurred prior to the date hereof; (iv) PCM is in material compliance with all material federal, state and local laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours; (v) there is no unfair labor practice complaint against PCM pending before the National Labor Relations Board or any comparable state, local or foreign agency and (vi) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving PCM. PCM is not a party to nor is it subject to any collective bargaining agreement.

            4.1.20    No Finder's Fee.  Neither PCM nor either of the
                      ---------------
Shareholders has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the transactions contemplated by this Agreement.

     4.2    Representations and Warranties of HPI.  HPI hereby represents and
            -------------------------------------
warrants as follows:

            4.2.1     Existence and Rights.  HPI (i) is a corporation duly
                      --------------------
organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted and (iii) to enter into this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby.

            4.2.2     Agreements Authorized.  The execution, delivery and
                      ---------------------
performance of this Agreement and the Related Agreements by HPI, have been duly authorized by all necessary corporate action and do not require (with respect to HPI) notice to, or the consent or approval of, any governmental or other regulatory authority or other person (other than the required registration of HPI and its officers, directors and key employees under the Gaming Act and the Inglewood Ordinance and except as otherwise expressly set forth in any such Agreement). This Agreement and each of the Related Agreements has been duly executed and delivered by HPI and is a legal, valid and binding obligation of HPI enforceable against HPI in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of equitable remedies).

            4.2.3     No Conflict.  The execution, delivery and performance by
                      -----------
HPI of this Agreement and the Related Agreements will not (i) modify, breach or constitute grounds for the occurrence or declaration of a default under or allow another party a right to terminate, cancel or accelerate any obligation under any agreement, indenture, undertaking or other instrument to which HPI is a party or by which it or any of its assets may be bound or affected, (ii) to the Knowledge of HPI, violate any provision of law or any regulation or any order, judgement, or decree of any court or other agency of government to which HPI is subject or (iii) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of HPI.

            4.2.4     HPI Shares.  The HPI Shares to be issued to PCM or either
                      ----------
Shareholder hereunder, when issued in accordance with this Agreement, will be duly and validly issued, fully paid, non-assessable and will not be issued in violation of any preemptive rights. Upon delivery of certificates representing the HPI Shares, title to such shares will be transferred to PCM or either Shareholder, as the case may be, free and clear of any and all Liens (other than Liens which may have been created by PCM or either of the Shareholders. HPI shall take all actions as may be necessary to assure that all such HPI Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which such HPI shares may be listed.

            4.2.5     No Finder's Fees.  Neither HPI nor any of its officers,
                      ----------------
directors, agents or employees have incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to the transactions contemplated by this Agreement.

            4.2.6     Reservation of Shares.  HPI shall at all times reserve and
                      ---------------------
keep available out of its authorized but unissued shares of common stock, solely for the purpose of satisfying its payment obligations hereunder, such number and class of Common Stock as the board of directors of HPI, in its best judgment, believes adequate to satisfy all remaining payment obligations hereunder.

                                   ARTICLE V

                         REPRESENTATION AND AGREEMENTS
                         -----------------------------
                             RESPECTING HPI SHARES
                             ---------------------

     5.1    Restrictions on Transfer.  Each of PCM and the Shareholders
            ------------------------
acknowledge and agree that the HPI Shares issued and to be issued hereunder are not registered under the Securities Act, as amended, or any state securities laws and therefore, cannot be Transferred (except by PCM to each of the Shareholders) unless such HPI Shares have been registered under the Securities Act and such securities laws (subject to the terms and conditions of the Registration Rights Agreement) or an exemption from such registration is available. Any transferee of the HPI Shares other than a purchaser of such shares after registration thereof takes subject to such restrictions. PCM and each of the Shareholders understands that the HPI Shares to be issued hereunder will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act; the exemption from registration under Rule 144 will not be available in any event for at least two years from the date hereof, and even then will not be available unless (1) a public trading market then exists for the HPI Shares, (2) adequate information concerning HPI is then available to the public, and (3) other terms and conditions of Rule 144 are complied with; and that any sale of the HPI Shares may be made by the Shareholders only in accordance with such terms and conditions. Each of PCM and the Shareholders further understands that
(i) no federal or state agency has made any finding or determination as to the fairness of such investment nor has made any recommendation or endorsement of the acquisition of the HPI Shares, and (ii) HPI, in exercising reasonable care to assure that PCM and the Shareholders are acquiring the HPI Shares as an investment, will, to the extent applicable and as described in Section 5.2, (a) issue stop transfer instructions to its transfer agent with respect to such securities, (b) make a notation regarding restrictions on transferability in its records and (c) affix a legend to the certificates representing such securities in substantially the form set forth in Section 5.3. Each of PCM and the Shareholders have been furnished with such material and have been given access to such information relating to HPI as they have requested and have been afforded the opportunity to ask questions regarding HPI and the HPI Shares, all as they have found necessary to make an informed investment decision. Each of HPI, PCM and each Shareholder understands that following the first payment hereunder, PCM intends to liquidate and distribute all of its assets, including the HPI Shares received and the right to future payments, to the Shareholders.

     5.2    Transfers.  Subject to Section 5.1 and to the provisions of the
            ---------
Registration Rights Agreement, no Transfer of any HPI Shares issued to PCM hereunder shall be permitted and any attempted Transfer shall be void and of no effect, unless and until (i) HPI has received written notice of the proposed Transfer, setting forth the circumstances and details thereof at least ten (10) days prior to its effectiveness and (ii) HPI (at its option) has received from an attorney satisfactory to HPI a written opinion in form satisfactory to HPI, specifying the nature and circumstances of the proposed Transfer, and stating that the proposed Transfer will not be in violation of any of the provisions of the Securities Act or any applicable state securities laws. Notwithstanding the foregoing, PCM may distribute the HPI Shares issued to it hereunder to the Shareholders without restriction provided that the Shareholders will remain bound by the provisions hereof.

     5.3    Legend.  Each certificate for HPI Shares issued to PCM or the
            ------
Shareholders hereunder and each certificate issued in exchange or upon transfer of any thereof, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE TRANSFER OF SUCH SECURITIES MAY NOT BE EFFECTED WITHOUT REGISTRATION UNDER SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SECURITIES LAWS AND UNLESS THE HOLDER HAS PROVIDED THE COMPANY WITH A WRITTEN LEGAL OPINION, FROM HOLDER'S COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER COMPLIES WITH THE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT TO REFUSE TO TRANSFER SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     5.4    Registration Rights.  The HPI Shares issued or issuable to PCM or
            -------------------
the Shareholders hereunder shall have those registration rights set forth in the Registration Rights Agreement.

     5.5    HPI SEC Reports.  HPI has previously furnished to PCM and the
            ---------------
Shareholders complete and correct copies of HPI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and Annual Report on Form 10-K for the year ended December 31, 1994, each as filed with the SEC. HPI represents and warrants that as of the dates of their respective filings, such reports fairly presented the business and financial results of operation of HPI as at and for the periods ending as of such dates.

                                  ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     6.1    Indemnification.  Subject to the provisions of Section 6.4 hereof,
            ---------------
HPI, on the one hand and each of PCM and the Shareholders, individually, on the other, agree to indemnify and hold the other (including their officers, directors, employees and agents) harmless from and against the full amount of Losses (subject to the limitations set forth below) arising out of or resulting from a breach of any representation, warranty or covenant made by the Indemnifying Party in this Agreement. Notwithstanding the foregoing, neither PCM nor either Shareholder shall have any obligation to indemnify HPI (or its officers, directors, employees and agents) from and against any Losses arising out of or resulting from any breach of any representation, warranty or covenant contained in this Agreement (A) in the case of either Shareholder, in excess of an aggregate ceiling for all such claims (inclusive of interest and the costs of enforcing PCM's and the Shareholders' obligations hereunder, including all legal fees inclusive of attorneys' fees recoverable pursuant to
Section 7.12) with respect to each Shareholder equal to the portion of the Purchase Price not yet due to such Shareholder under Section 3.1 (it being expressly understood that each Shareholder is entitled to 50% of the Purchase Price and each payment made in payment thereof), (B) in the case of PCM in excess of an aggregate ceiling for all such claims (inclusive of interest and the costs of enforcing PCM's and the Shareholders' obligations hereunder, including all legal fees inclusive of attorneys' fees recoverable pursuant to
Section 7.12) equal to the portion of the Purchase Price not yet due to both Shareholders under Section 3.1, provided, however, that any payment made
                                --------  -------
hereunder by PCM shall reduce the aggregate ceiling of each Shareholder by an amount equal to 50% of the amount so paid by PCM, and provided, further, that
                                                      --------  -------
PCM shall have no liabilities hereunder following its dissolution and the liabilities of each of the Shareholders hereunder shall not be expanded by reason of such dissolution and provided further that no liability for Losses
                               -------- -------
shall accrue to PCM or either of the Shareholders (i) to the extent such Losses are incidental, exemplary or consequential damages to HPI (or its officers, directors, employees and agents) resulting from the breach of any representation, warranty or covenant contained herein, (ii) to the extent such Loss results from the breach of any representation, warranty or covenant contained herein by any other party hereto, (iii) to the extent such Loss results from a breach of any representation, warranty or covenant contained herein that was actually known by executive officers of HPI prior to the date hereof and HPI nevertheless elected to consummate the transactions contemplated hereby (regardless of whether HPI waived such breach in writing or otherwise) or
(iv) to the extent such Loss arises from or was caused by actions taken or failed to be taken by HPI or any of its shareholders, officers, directors, employees, agents or affiliates.

     6.2    Third-Party Claims.  Neither PCM nor either Shareholder shall have
            ------------------
any obligation to defend any action brought against HPI by a third party but any costs of defense incurred by HPI shall be included as a "Loss" if such action is an indemnifiable event.

     6.3    Cooperation.  The Indemnifying Party and the Indemnified Party shall
            -----------
cooperate in determining the validity
of any Third-Party Claim for any Loss for which a claim of indemnification may be made hereunder. Each party shall also use all reasonable efforts to minimize all Losses.

     6.4    Survival and Limitations.  Notwithstanding anything to the contrary
            ------------------------
herein, the aggregate liability of PCM and the Shareholders hereunder shall be limited to the then unpaid portion of the Purchase Price (including any amounts in escrow) and with respect to each Shareholder, to the then unpaid portion of the Purchase Price due such Shareholder. Upon notice by HPI of any claim, action or proceeding which may be subject to indemnification by PCM or the Shareholders hereunder, HPI shall cause to be deposited in escrow certificates for HPI Shares representing the then unpaid portion of Purchase Price to be paid to such Shareholder or PCM, as the case may be, (valued at the date of deposit) pending resolution of the proceeding. Should HPI Shares have been escrowed pursuant to Section 3.6 hereof, HPI shall give notice of any Claim to such escrow holder which shall retain the shares in escrow pending resolution of the claim, action or proceeding. HPI shall have no recourse to PCM or the Shareholders hereunder beyond the amount of the unpaid Purchase Price.

     6.5    Insurance.  The indemnities provided by this Article VI shall apply
            ---------
only to Losses for which the party seeking indemnification has not obtained reimbursement through third party insurance, if any, applicable to such Losses.

     6.6    Exclusive Remedy.  Except in the event of fraud, intentional
            ----------------
misstatement or omission, the sole and exclusive remedy of HPI (including its officers, directors, employees and agents) against PCM and the Shareholders and the sole and exclusive remedy of PCM and the Shareholders against HPI for the breach of any representation, warranty, covenant, condition, agreement or obligation under this Agreement or any of the Related Agreements or any certificate or other writing delivered pursuant hereto or thereto, or for any other matter arising from or related to the transaction contemplated hereunder or thereunder shall be pursuant to this Article VI (and Section 7.5) and all other remedies to which such parties may otherwise have been entitled at law or in equity pursuant to applicable law or otherwise, are hereby waived to the fullest extent allowed by the law.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

     7.1    Public Disclosure.  From and after the date hereof but subject to
            -----------------
advice of HPI's counsel with respect to legal requirements or advisability relating to public disclosure of the terms, conditions, circumstances or existence of this Agreement, the timing and content of any press releases or other public statements concerning such matters may only occur with the consent of HPI. Notwithstanding the foregoing, HPI shall be permitted to make a press release and/or other public statement and to the extent advisable or appropriate, file a Report on Form 8-K with the SEC (including this Agreement and the Related Agreements as exhibits to such filing) with regard to the consummation of the transactions contemplated hereby.

     7.2    Survival.  The representations and warranties contained herein are
            --------
material, shall be deemed to have been relied upon by the party to whom they are made and, regardless of any investigation made by or on behalf of the party to whom they are made or any information any of them may obtain or have, shall survive the Closing provided, however, that the representations and warranties
                    --------  -------
made by PCM and the Shareholders shall terminate and be of no further force and effect as of that date which is two years from the date hereof and thereafter no claim may be brought based upon a breach thereof.

     7.3    Complete Agreement; Modifications.  This Agreement, the Schedules
            ---------------------------------
attached hereto, the Related Agreements, and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may only be amended, altered or modified by a writing signed by HPI, PCM and each of the Shareholders.

     7.4    Cooperation.  Each party hereto agrees to execute any and all
            -----------
further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the transactions contemplated hereby (which shall not include any obligation to make payments).

     7.5    Arbitration of Disputes.  Any claim (regardless of the legal theory
            -----------------------
involved) arising out of or relating to this Agreement, including, but not limited to, its validity, interpretation, enforceability or breach, which is not settled by agreement between the parties, shall be settled by arbitration in Los Angeles, California before a board of three arbitrators, one selected by each party, and the third to be agreed by the first two. The notice of intent to arbitrate shall name one arbitrator, and the party receiving the notice shall name the second arbitrator within ten (10) business days or the moving party may select the second arbitrator. In the event that the two arbitrators cannot agree upon a third arbitrator within thirty (30) days, then the third arbitrator shall be selected from the list provided by the American Arbitration Association ("AAA") with the parties striking names in order with the party striking first to be determined by the flip of a coin and the name not struck, if available, shall be the third arbitrator. The parties hereby (i) consent to the in personam jurisdiction of the Superior Court of the State of California for purposes of confirming any such award and entering judgment thereon and (ii) agree to use all reasonable efforts to keep all matters relating to any arbitration hereunder confidential. In any arbitration proceedings hereunder, all testimony of witnesses shall be taken under oath. Each party agrees that the arbitration provisions of this Agreement are its exclusive damage remedy and expressly waives any right to seek redress in another forum and that the results of the arbitration shall be final, binding and not subject to judicial review. During the arbitration, each party shall bear the fees of the arbitrator appointed by it, and the fees of the neutral arbitrators shall be borne equally by each party; but the fees of all arbitrators shall ultimately be borne by the losing party.

     7.6    Notices.  All notices or other communications provided for or
            -------
permitted hereunder shall be in writing and will be delivered by personal service, fax, telegram, telecopy or first class mail (postage prepaid) to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt acknowledged, if faxed or telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

            (i)       If to HPI:

                      Hollywood Park, Inc.
                      1050 S. Prairie Avenue
                      Inglewood, CA  90301
                      Attention:    G. Michael Finnigan,
                                    President/Gaming and
                                    Entertainment Division

                      With a copy to:

                      Irell & Manella
                      1800 Avenue of the Stars, Suite 900
                      Los Angeles, CA  90067
                      Attention:    Alvin G. Segel, Esq.

            (ii)      If to PCM or the Shareholders

                      Pacific Casino Management, Inc.
                      7524 Pine Ridge Lane
                      Fair Oaks, California 95628
                      Attention:    Edward LeBaron and
                                    Donald Klosterman

                      With a copy to:

                      Pillsbury, Madison & Sutro
                      725 South Figueroa Street, Suite 1300
                      Los Angeles, California 90017
                      Attention:    Peter V. Leparulo, Esq.


     7.7    Third-Party Benefits.  None of the provisions of this Agreement will
            --------------------
be for the benefit of, or enforceable by, any third-party beneficiary and nothing herein shall be deemed to give any creditor of PCM or of either of the Shareholders any greater rights against HPI or the debtor than such creditor had prior to the date hereof and all defenses of PCM or the Shareholders shall inure to the benefit of HPI.

     7.8    Successors and Assigns.  Except as otherwise provided herein to the
            ----------------------
contrary, this Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

     7.9    Governing Law.  This Agreement has been negotiated and entered into
            -------------
in the State of California, concerns a California business and all questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of that state, regardless of the choice of law provisions of California or any other jurisdiction.

     7.10   Waivers Strictly Construed.  With regard to any power, remedy or
            --------------------------
right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alternation, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

     7.11   Attorney's Fees.  Should any arbitration, claim for injunctive
            ---------------
relief, or other proceeding be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding will be entitled to reasonable attorneys' fees and expenses of counsel and costs of arbitration incurred by reason of such proceeding.

     7.12   Rules of Construction.
            ---------------------

            7.12.1    Headings.  The Article and Section headings in this
                      --------
Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Article or Section.

            7.12.2    Tense and Case.  Throughout this Agreement, as the context
                      --------------
may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

            7.12.3    Severability.  The validity, legality or enforceability of
                      ------------
the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

     7.13   Counterparts.  This Agreement may be executed simultaneously in two
            ------------
or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any signature may be provided by facsimile signature promptly followed by delivery of manual signatures.

     IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed by its authorized representative as of the day and year first above written.

                                              HOLLYWOOD PARK, INC.,
                                              a Delaware corporation


                                              By:____________________________
                                              G. Michael Finnigan, President,
                                              Gaming and Entertainment
                                              Division; Executive Vice
                                              President and Chief Financial
                                              Officer


                                              PACIFIC CASINO MANAGEMENT, INC.,
                                              a California corporation


                                              By:____________________________

                                              Title:



                                              SHAREHOLDERS:



                                              DONALD KLOSTERMAN




                                              EDWARD LEBARON

                                 SCHEDULE 2.2
                                 ------------

                             EXCLUDED LIABILITIES
                             --------------------


                                     None

                                 BILL OF SALE
                                      AND
                             ASSUMPTION AGREEMENT



     THIS BILL OF SALE AND ASSUMPTION AGREEMENT ("BILL OF SALE") is made this ___ day of November, 1995 by PACIFIC CASINO MANAGEMENT, INC., a California corporation ("PCM" or "Seller"), DONALD KLOSTERMAN and EDWARD LEBARON, on the one hand, and HOLLYWOOD PARK, INC., a Delaware corporation ("HPI" or "Buyer"), on the other hand, with reference to the following facts:

     A. Pursuant to that certain Agreement and Plan Reorganization dated of even date herewith (the "Agreement") by and among the parties hereto, Seller has agreed to sell the Assets (as defined in the Agreement) to Buyer and Buyer has agreed to assume the Assumed Liabilities (as defined in the Agreement).

     B. The parties hereto desire to execute and deliver this Bill of Sale pursuant to the Agreement in order to effectuate the foregoing.

     C. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

     NOW, THEREFORE, for the consideration and subject to the terms and conditions contained in the Agreement:

     1.   Sale and Purchase of Assets.  PCM hereby sells, conveys, assigns and
          ---------------------------
delivers to HPI (or its designee) and HPI hereby purchases and accepts the conveyance, assignment, and delivery of, all of PCM's right, title, and interest in and to all of the assets, properties and business of PCM of every kind and nature, tangible or intangible, real or personal, fixed or contingent, (the "Assets"), including without limitation:

          (a)  Cash and Cash Equivalents.  All cash and cash equivalents of PCM
               -------------------------
on the date hereof;

          (b)  Accounts Receivable.  All accounts and notes receivable of PCM of
               -------------------
every nature whatsoever remaining unpaid as of the date hereof, including without limitation, all "markers", foreign chips, and other receivables;

          (c)  Equipment and Supplies.  All machinery, equipment, maintenance
               ----------------------
equipment, spare parts, maintenance and operating supplies, chemicals, office supplies, leasehold improvements, furniture, fixtures, computer hardware and software, vehicles, fuel and spare parts for such machinery, equipment, tools and vehicles and other tangible property;

                                  EXHIBIT "A"

          (d)  Prepaid Expenses.  All prepaid expenses of PCM of every nature
               ----------------
whatsoever;

          (e)  Intellectual Property.  Any and all Intellectual Property of PCM
               ---------------------
of every nature whatsoever, including, without limitation, the properties listed on Schedule 4.1.12 to the Agreement;
   ---------------

          (f)  Third Party Claims.  All claims of PCM against third parties
               ------------------
relating to the Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

          (g)  Books and Records.  All books and records, files, documents,
               -----------------
papers and agreements (including, without limitation, information relating to customers, contractors, suppliers and vendors) pertaining to the Assets or otherwise;

          (h)  Permits, etc.  All Permits, licenses, franchises, consents or
               ------------
authorizations issued by, and all registrations and filings with, any governmental agency in connection with the Casino, whenever issued or filed, excepting only those which by law or by their terms are non-transferable;

          (i)  Other Assets.  All other assets of every kind and nature,
               ------------
tangible or intangible, of PCM of every nature whatsoever, owned, used or held for use in connection with the Casino or otherwise.

     2.   Assumption of Liabilities.  HPI hereby assumes and agrees to pay all
          -------------------------
PCM's liabilities incurred prior to the date of the Interim Balance Sheet as reflected in the Interim Balance Sheet and all liabilities incurred thereafter in the ordinary course of business or reflected in the schedules hereto, including without limitation that certain Promissory Note of PCM in favor of HPI, dated as of April 1, 1995, in the principal amount of $18,690,299.35 (the "Assumed Liabilities"); provided, however, that HPI does not assume and shall
                        --------  -------
not be liable for those liabilities listed on Schedule 2.2 to the Agreement (the
                                              ------------
"Excluded Liabilities").

     3.   Seller's Further Assurances.  Each of PCM and each of the Shareholders
          ---------------------------
hereby covenants and agrees that upon the reasonable request of HPI, at any time, and from time to time, after the date hereof, without further consideration, it or he shall execute and deliver to HPI (or HPI's designee) such further instruments of sale, conveyance, assignment, and transfer, and take such other actions as are reasonably necessary in order to sell, convey, grant, assign, transfer, and deliver its or his rights to the Assets to HPI (or HPI's designee) and to assure and confirm to any other person HPI's rights thereunder, and to permit HPI (or HPI's designee) to exercise any of the franchises, rights, licenses, or privileges intended to be sold, conveyed, assigned, transferred, and delivered by Seller to HPI by the Agreement or this Bill of Sale, all upon the reasonable request of HPI and at HPI's sole cost and expense.

     4.   HPI's Further Assurances.  HPI, for itself and its successors and
          ------------------------
assigns, hereby covenants and agrees that, upon the reasonable request of PCM or the Shareholders at any time, and from time to time, after the date hereof, without further consideration, HPI shall execute and deliver to PCM or the Shareholders such further instruments of assumption to acknowledge its responsibility for the Assumed Liabilities and shall take such other actions as are reasonably necessary in order to assume or evidence the assumption of such Assumed Liabilities and to assure and confirm to any other person such assumption by HPI, all upon the reasonable request of PCM or the Shareholders and at their sole cost and expense.

     5.   Agreement Controls.  To the extent that any provision of this Bill of
          ------------------
Sale is inconsistent with the Agreement, the provisions of the Agreement shall control.

     6.   Binding Effect.  This Bill of Sale shall be binding upon and inure to
          --------------
the benefit of the parties hereto and their respective successors and assigns.

     7.   Counterparts.  This Bill of Sale may be executed in any number of
          ------------
counterparts, all of which together shall constitute one original.

     TO HAVE AND TO HOLD all and singular, the assets and properties hereby sold, conveyed, transferred, assigned and delivered, or intended so to be, unto HPI, and its successor and assigns, to and for its and their own use forever.

     IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be executed as of the date first above written.

                              HOLLYWOOD PARK, INC.
                              a Delaware corporation

                              By:_____________________________
                              G. Michael Finnigan, President,
                              Gaming and Entertainment
                              Division; Executive Vice
                              President and Chief Financial
                              Officer


                              PACIFIC CASINO MANAGEMENT, INC.
                              a California corporation



                              By:_____________________________
                              Title:__________________________



                              SHAREHOLDERS:



                              ________________________________
                              DONALD KLOSTERMAN



                              ________________________________
                              EDWARD LEBARON

                           NON-COMPETITION AGREEMENT
                           -------------------------



     This Non-Competition Agreement ("Agreement") is being entered into this _____ day of November, 1995 by and between [DONALD KLOSTERMAN] [EDWARD LEBARON] ("Shareholder"), and Hollywood Park, Inc. ("HPI") with reference to the following facts:

     A. Shareholder is a principal shareholder and key employee of Pacific Casino Management, Inc., a California corporation ("PCM").

     B. Prior to the date hereof, PCM has operated Hollywood Park Casino (the "Casino") under a lease dated as of June 15, 1994, as amended (the "Lease"), with PCM as Tenant and HPI as Landlord thereunder.

     C. HPI and PCM have entered into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") of even date herewith pursuant to which HPI is purchasing substantially all of the assets of PCM for the consideration specified in the Reorganization Agreement (the "Purchase").

     D. As a key employee of PCM, Shareholder has had access to business secrets and confidential information of PCM and the Casino, which are proprietary to the Casino and the use of which by the Casino's competitors would materially affect the Casino's competitive position.

     E. As an inducement to HPI to enter into the Reorganization Agreement and consummate the Purchase, and for the consideration hereinafter set forth, Shareholder has agreed to preserve and protect the good will, business secrets and confidential information of the Casino following the Purchase by not being or becoming involved, for a period of time, in any business which competes with the Casino.

     NOW, THEREFORE, in view of the foregoing and for good and valuable consideration, consisting of four hundred twenty two (422) HPI Shares receipt of which is hereby acknowledged, Shareholder covenants and agrees with HPI as follows:

     1.   COVENANT NOT TO COMPETE.  For a period of five (5) years from the
          ------------------------
effective date of the Purchase, Shareholder will refrain from carrying on directly or indirectly (either as a proprietor, partner, stockholder, officer, director, agent, employee, consultant, trustee, affiliate or otherwise) any card club or other gambling establishment within a fifty (50) mile radius of the Casino. Notwithstanding the foregoing, it shall not be a breach of the provisions of this Covenant for Shareholder to own, as a passive investment, up to one percent (1%) of the issued and outstanding stock of a publicly-held corporation engaged in any of the above activities so long as Shareholder does not take an active part in the management or direction thereof and does not act as a consultant or in any way render services thereto.

     2.   PROPRIETARY INFORMATION.  Shareholder shall not at any time (during or
          ------------------------
after the period referred to above) disclose or use, except in the pursuit of the business of HPI or any subsidiary thereof, any proprietary information of HPI (including proprietary information of the Casino or any subsidiary of HPI). "Proprietary information of HPI" means all information known or intended to be known only to employees of HPI, its subsidiaries or others in a confidential relationship with HPI, relating to technical matters, business matters such as the identity of suppliers or customers, or other aspects of the business of HPI or its subsidiaries, including the Casino. Shareholder shall not remove any documents, records or other information from the premises of HPI (including the premises of the Casino and HPI's subsidiaries), and acknowledges that such documents, records and other information are the exclusive property of HPI.

     3.   SOLICITATION OF EMPLOYEES.  For a period of five (5) years from and
          -------------------------
after the effective date of the Purchase, Shareholder shall not (i) directly or indirectly induce or attempt to induce any person then engaged or employed (whether part-time or full-time) by HPI or any affiliate or transferee of HPI, whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of HPI or any affiliate or transferee of HPI or to cease providing or otherwise alter the services then provided to HPI, the affiliate or the transferee, or (ii) in any other manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, adviser or independent contractor in connection with the operation of a card club or other gambling establishment.

     4.   PROMOTIONAL ACTIVITIES.  During the period referred to above,
          ----------------------
Shareholder shall use his best efforts to support, promote and encourage patronage of the Casino and, without further payment, shall attend such functions at the Casino as HPI shall reasonably request so long as such attendance does not interfere with his other business or personal commitments.

                                  EXHIBIT "C"
                                  -----------

     5.   EQUITABLE RELIEF.  Shareholder acknowledges that the covenants
          ----------------
contained herein are reasonable and necessary to protect the legitimate interests of HPI, that HPI would not have entered into the Reorganization Agreement in the absence of such covenants, that any breach or threatened breach of such covenants will result in irreparable injury to HPI and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, Shareholder agrees that HPI shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain Shareholder from any breach or threatened breach of such covenants.

     6.   MISCELLANEOUS.
          -------------

          6.1  COMPLETE AGREEMENT; MODIFICATIONS.  This Agreement and any
               ---------------------------------
documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

          6.2  NOTICES.  All notices under this Agreement will be in writing and
               -------
will be delivered by personal service, facsimile, telegram, telecopy or certified mail (postage prepaid) to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

               (i)   If to HPI:

                     Hollywood Park, Inc.
                     1050 South Prairie Avenue
                     Inglewood, California 90301
                     Attention: G. Michael Finnigan
                                President/Gaming and
                                Entertainment Division

                     With a copy to:

                     Irell & Manella
                     1800 Avenue of the Stars, Suite 900
                     Los Angeles, California 90067
                     Attention: Alvin G. Segel, Esq.

               (ii)  If to Shareholder:

                     [DONALD KLOSTERMAN] [EDWARD LEBARON]
                     Pacific Casino Management, Inc.
                     7524 Pine Ridge Lane
                     Fair Oaks, California 95628

                     With a copy to:

                     Pillsbury, Madison & Sutro
                     725 South Figueroa Street, Suite 1300
                     Los Angeles, California 90017
                     Attention: Peter V. Leparulo, Esq.

          6.3  THIRD-PARTY BENEFITS.  None of the provisions of this Agreement
               --------------------
will be for the benefit of, or enforceable by, any third-party beneficiary.

          6.4  SUCCESSORS AND ASSIGNS.  Except as provided herein to the
               ----------------------
contrary, this Agreement will be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. None of the parties hereto may assign any of their rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that HPI may assign its rights under this Agreement in connection with a sale of the Casino if such sale includes the goodwill associated therewith.

          6.5  GOVERNING LAW; JURISDICTION.  This Agreement has been negotiated
               ---------------------------
and entered into in the State of California, concerns a California business and all questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of that state, regardless of the choice of law provisions of California or any other jurisdiction.

          6.6  WAIVERS STRICTLY CONSTRUED.  With regard to any power, remedy or
               --------------------------
right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

          6.7  ATTORNEYS' FEES.  Should any arbitration, claim for injunctive
               ---------------
relief, or other proceeding be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding will be entitled to reasonable attorneys' fees and expenses of counsel and costs incurred by reason of such proceeding.

          6.8  ARBITRATION OF DISPUTES.  Any claim (regardless of the legal
               -----------------------
theory involved) arising out of or relating to this Agreement, including, but not limited to, its validity, interpretation, enforceability or breach, which is not settled by agreement between the parties, shall be settled by arbitration in Los Angeles, California before a board of three arbitrators, one selected by each party, and the third to be agreed by the first two. The notice of intent to arbitrate shall name one arbitrator, and the party receiving the notice shall name the second arbitrator within ten (10) business days or the moving party may select the second arbitrator. In the event that the two arbitrators cannot agree upon a third arbitrator within thirty (30) days, then the third arbitrator shall be selected from the list provided by the American Arbitration Association ("AAA") with the parties striking names in order with the party striking first to be determined by the flip of a coin and the name not struck, if available, shall be the third arbitrator. The parties hereby (i) consent to the in personam jurisdiction of the Superior Court of the State of California for purposes of confirming any such award and entering judgment thereon and (ii) agree to use all reasonable efforts to keep all matters relating to any arbitration hereunder confidential. In any arbitration proceedings hereunder, all testimony of witnesses shall be taken under oath. Each party agrees that the arbitration provisions of this Agreement are its exclusive damage remedy and expressly waives any right to seek redress in another forum and that the results of the arbitration shall be final, binding and not subject to judicial review. During the arbitration, each party shall bear the fees of the arbitrator appointed by it, and the fees of the neutral arbitrators shall be borne equally by each party; but the fees of all arbitrators shall ultimately be borne by the losing party.

          6.9  HEADINGS.  The headings in this Agreement are inserted only as a
               --------
matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

          6.10 SEVERABILITY.  The validity, legality or enforceability of the
               ------------
remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect. Further, if the period of time, the extent of the geographic area, or the scope of the prescribed activities covered by this Agreement should be deemed unenforceable, then this Agreement shall be construed to cover the maximum period of time, geographic area and scope of prescribed activities (not to exceed the maximum time, geographic area or scope set forth herein) as may be valid under applicable law.

          6.11 AGREEMENT NEGOTIATED.  The parties hereto are sophisticated and
               --------------------
have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe that the presumptions of Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

          6.12 COUNTERPARTS.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                         HOLLYWOOD PARK, INC.
                         a Delaware corporation



                         By:_________________________________
                            G. Michael Finnigan, President,
                            Gaming and Entertainment Division



                         SHAREHOLDER:



                         By:_________________________________

                         REGISTRATION RIGHTS AGREEMENT



     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of this _____ day of November, 1995, by and between HOLLYWOOD PARK, INC., a Delaware corporation (the "Company" or "HPI") on the one hand, and Pacific Casino Management, Inc., a California corporation ("PCM"), and DONALD KLOSTERMAN and EDWARD LEBARON ("Shareholders") on the other, with reference to the following facts:

     A.   Shareholders are the sole shareholders of PCM.

     B. Pursuant to that certain Agreement and Plan of Reorganization by and among HPI, PCM and the Shareholders of even date herewith (the "Reorganization Agreement"), HPI is purchasing substantially all of the assets of PCM in exchange for the issuance of shares of Common Stock of HPI, which shares are not registered under the Securities Act or any applicable state securities laws.

     C. Pursuant to the Reorganization Agreement, HPI agreed to grant PCM and the Shareholders certain registration rights with respect to the shares of HPI Common Stock being issued pursuant thereto, as described in this Agreement.

     NOW THEREFORE, the parties hereby agree as follows:

     1.   Definitions.
          -----------

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Common Stock:  The term Common Stock shall mean all shares now or
          ------------
hereafter authorized of any class of common stock of the Company, and any other stock of the Company, howsoever designated, which has the right (subject always to prior rights of any class or series of preferred shares) to participate in the distribution of the assets and the earnings of the Company without limit as to per share amount.

          Exchange Act:  The Securities Exchange Act of 1934, as amended from
          ------------
time to time.

          Holder:  PCM or a Shareholder who at a given time is (i) the
          ------
beneficial owner of at least twenty-five thousand (25,000) shares of Registrable Securities, as adjusted to reflect any reverse stock split or similar reduction in the outstanding number of shares of Common Stock, or (ii) has the right to receive any Registrable Securities pursuant to the terms of the Reorganization Agreement.

          Majority Holders:  Holders of a majority of shares of the Registrable
          ----------------
Securities.

          Person:  An individual, partnership, corporation, trust or
          ------
unincorporated organization, or a government, or political subdivision thereof or agency.

          Prospectus:  The prospectus included in any Registration Statement (as
          ----------
hereinafter defined), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          Registrable Securities:  Those shares of the Company's Common Stock
          ----------------------
issued or to be issued to PCM or the Shareholders pursuant to the Reorganization Agreement (plus any shares received from the Company with respect to or in replacement of such shares by reason of splits, dividends and recapitalizations) but excluding (i) any shares which may be sold to the public without registration pursuant to Rule 144(k) or other comparable provision under the Securities Act ("Rule 144"), and (ii) any shares which have ceased to be "Restricted Securities." Shares are no longer "Restricted Securities" when (i) they have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering such shares, (ii) they have been distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provisions then in force) or (iii) they have been otherwise transferred and new certificate(s) or other evidence of ownership for such shares not bearing a legend restricting transferability and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists.

          Registration Expenses:  All expenses incident to the Company's
          ---------------------
performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to any filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or Selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of any of the Registrable

Securities for investment under the laws of such jurisdictions as the managing underwriters or Majority-in-interest of the Selling Holders may reasonably request), printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of securities to be registered on any securities exchange (if any), fees and disbursements of counsel for the Company, fees and disbursements of all independent certified public accountants of the Company (excluding the expenses of the Company's regular yearend audit but including the expenses of any special audit and "cold comfort" letters required by such performance), securities acts liability insurance, if any, and fees and expenses of all other Persons, including special experts, retained by the Company, other than underwriters (except that reasonable fees and expenses of counsel to the underwriters in connection with state securities or blue sky matters are included).

          Registration Statement:  Any registration statement of the Company
          ----------------------
filed under the Securities Act which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          SEC:  The Securities and Exchange Commission.
          ---

          Securities Act:  The Securities Act of 1933, as amended.
          --------------

          Selling Holders:  Holders of Registrable Securities who seek to sell
          ---------------
such securities under any Registration Statement. "A Majority-in-interest of the Selling Holders" means Selling Holders who hold a majority of the shares of the Registrable Securities being sold.

     2.   Registration Rights.
          -------------------

          2.1    Registration Upon Request.  At any time after the date hereof,
                 -------------------------
the Majority Holders may request by written notice to the Company that the Company effect the registration under the Securities Act of their Registrable Securities. Such notice shall set forth (i) the number of shares of Registrable Securities to be included; (ii) the names of the Selling Holders and the amounts to be sold by each; and (iii) the intended method of disposition of such shares and shall contain an undertaking by such Holders to pay all Registration Expenses with respect to such registration (as incurred and in all events prior to the effectiveness of such registration). Upon receipt of such request, and so long as the registration may be accomplished through the use of a Registration

Statement on Form S-3 or then comparable form, the Company shall use its best efforts to prepare and file, as expeditiously as possible (but not more than 90 days from receipt of such request), a Registration Statement with the SEC under the Securities Act with respect to all of the Registrable Securities that Holders of such securities have requested that the Company register, and shall use its best efforts to cause such Registration Statement to become effective. The registration rights contemplated by this Section 2.1 may only be exercised once during each twelve (12) month period of the term of this Agreement commencing on the date hereof (but in no event more than twice) and only if the Selling Holders have an actual intent to currently sell all of the Registrable Securities included in such registration.

          Notwithstanding the foregoing, in the event that registration is demanded pursuant to this Section 2.1, and, prior to effectiveness of any Registration Statement filed pursuant to such demand, the Company determines in its sole judgment that the shares for which registration is requested cannot be sold without adversely affecting the Company or its existing stockholders, the Company shall have the option to require the Selling Holders to withdraw such registration demand and not make any other demand for a period of up to one hundred twenty (120) days. In addition, in the event that the Company makes such a determination after a Registration Statement has been filed pursuant to this Section 2.1 and has become effective, the Company shall have the option to require the Selling Holders to refrain from selling any shares pursuant to such Registration Statement for a period of up to one hundred twenty (120) days. If the Company exercises any such option, the demand rights pursuant to this
Section 2.1 shall not be reduced or diminished hereby. In no event shall the Company exercise the options set forth in this paragraph more than once during any consecutive twelve (12) month period.

          2.2    Incidental Registration.
                 -----------------------

                 (a) If at any time after the date hereof the Company proposes to register any of its equity securities under the Securities Act (except pursuant to a registration statement filed on Form S-8 or Form S-4 or such other form as shall be prescribed under the Securities Act for the same purposes), it will at each such time give written notice to the Holders as provided in Section 11.5 hereof of its intention to do so. Within ten (10) days after receipt by the Holders of such notice, and provided that the Holders have an actual intent to currently sell such Registrable Securities, the Holders may request that the Company register all or part of the Registrable Securities, stating in such request the intended method of distribution of such securities (the

"Designated Securities"). Upon receipt of such request, the Company shall use its best efforts to effect the registration of the Designated Securities by including the Designated Securities in such Registration Statement.

                 (b)     Underwritten Offering.  In the event that securities
                         ---------------------
of the same class as the Registrable Securities are being registered by the Company in such Registration Statement and such securities are to be distributed in an underwritten offering, then the Designated Securities shall be included in such underwritten offering on the same terms and conditions as the securities being issued by the Company for distribution pursuant to such underwritten offering (or, if the Holders choose not to participate therein, the Holders must agree to abide by such standstill requirements as the underwriter in such offering may reasonably impose not to exceed one hundred eighty (180) days and not to be more onerous than imposed on other Selling Shareholders, officers or directors of the Company); provided, however, that if the managing underwriter
                           -----------------
of such underwritten offering reasonably determines in good faith that the inclusion in such underwritten offering of all the Designated Securities that the Holders indicated were to be distributed pursuant to an underwritten offering would adversely affect the success of such underwritten offering, then the number of Designated Securities to be included in the registration statement shall be reduced to the amount recommended in good faith by such managing underwriter; provided, further, that as to the Holders such reduction shall be
             -----------------
pro rata with respect to the Designated Securities with other Persons holding contractual registration rights in such underwritten offering.

     3.   Hold-Back Agreement.
          -------------------

          Each Holder whose Registrable Securities are covered by a Registration Statement filed pursuant hereto agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, during the ten (10) day period prior to, and during the ten (10) day period beginning on the closing date, of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters.

     4.   Registration Procedures.
          -----------------------

          In connection with the Company's registration obligations pursuant to
Section 2 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          4.1    Preparation of Registration Statement. Prepare and file with
                 -------------------------------------
the SEC a Registration Statement on such form as may be appropriate under the Securities Act, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or
                  --------
Prospectus or any amendments or supplements thereto, the Company shall furnish to the Selling Holders and to the managing underwriter, if any, copies of all such documents proposed to be filed, including any document incorporated by reference in any such document;

          4.2    Maintaining Effectiveness.  With respect to any Registration
                 -------------------------
Statement filed pursuant to Section 2, prepare and file with the SEC such amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for a period of thirty (30) days, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (or otherwise become excluded from the definition of "Registrable Securities"); and cause the Prospectus to be supplemented by any required Prospectus Supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

          4.3    Notification.  Notify the Selling Holders and the managing
                 ------------
underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC or of any other federal or state governmental authority for amendments or supplements to the Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus, or any document incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading;

          4.4    Stop Orders.  Make every reasonable effort to obtain the
                 -----------
withdrawal of any order suspending the effectiveness of a Registration Statement or the qualification of any Registrable Securities for sale in any jurisdiction at the earliest possible moment;

          4.5    Copies of Registration Statements.  Furnish to each Selling
                 ---------------------------------
Holder and each managing underwriter, if any, at least one originally executed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          4.6    Prospectuses.  Deliver to each Selling Holder and the
                 ------------
underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request so long as the Registration Statement to which such Prospectus or any amendment or supplement thereto relates is effective; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the Selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

          4.7    Blue Sky Laws.  Prior to any public offering of Registrable
                 -------------
Securities, use its best efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Selling Holder or underwriter reasonably requests, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be
                                       --------
required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          4.8    Delivery of Certificates.  Cooperate with the Selling Holders
                 ------------------------
and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters or the Selling Holders may request at least two (2) business days prior to any sale of Registrable Securities;

          4.9    Amendments Upon Changes.  Upon the occurrence of any event
                 -----------------------
contemplated by Section 4.3(v) above, prepare, as promptly as practicable, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and

          4.10   Listing on Exchange.  Cause all Registrable Securities covered
                 -------------------
by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Majority-in-interest of the Selling Holders or the managing underwriter, if any.

     5.   Selling Holders' Obligations.
          ----------------------------

          5.1 The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information concerning the Selling Holder as is required to be included in such Registration Statement, as the Company may from time to time reasonably request in writing.

          5.2 Each Holder of Registrable Securities agrees by execution of this Agreement or acquisition of such Registrable Securities, as the case may be, that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 4.3(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 4.9 hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in
Section 4.2 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received the copies of the supplemental or amended Prospectus contemplated by Section 4.9 hereof or the Advice.

     6.   Registration Expenses.
          ---------------------

          Whether or not any of the Registration Statements become effective, the Selling Holders shall bear all Registration Expenses related to a registration effected pursuant to Section 2.1 hereof and the Company shall bear all Registration Expenses for registration effected pursuant to Section 2.2; provided that in no event shall the Company be obligated to pay counsel fees of any underwriter or Selling Holder except as to state securities or blue sky matters.

   7.   Indemnification.
        ---------------

          7.1    Indemnification by the Company.  The Company agrees to
                 ------------------------------
indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each Person who controls any such Holder (within the meaning of the Securities Act or the Exchange Act) (a "controlling person"), and each officer, director, employee and agent of each Holder and each controlling person (the "indemnified parties") from and against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as (i) the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein, (ii) the Company has advised such Holder in writing of a Section 4.3(v) event and such Holder has sold Registrable Securities notwithstanding such notice prior to receipt of a supplement or amended Prospectus pursuant to
Section 4.9 herein or (iii) the same are caused by such Holder's failure, where required, to deliver a copy of the Registration Statement or Prospectus after the Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Holder. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities

Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

          7.2    Indemnification by Holders.  In connection with the
                 --------------------------
Registration Statements hereunder, each Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, and each Person who controls the Company (within the meaning of the Securities Act or the Exchange
Act) and each director, officer, employee and agent of each such Person from and against any losses, claims, damages, liabilities and expenses caused by any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

          7.3    Conduct of Indemnification Proceedings.  Any Person entitled to
                 --------------------------------------
indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

     8.   Participation in Underwritten Offerings.
          ---------------------------------------

          No Person may participate in any underwritten registration unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     9.   Rule 144.
          --------

          The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as may be reasonably and customarily requested by any Holder of Registrable Securities, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC; provided, however, that the Company shall not be required to make any independent investigations with respect thereto. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

     10.  Termination.
          -----------

          The Holders shall have no further rights under this Agreement at any time after the earlier of: (i) three (3) years from the date hereof; or (ii) such time as neither Shareholder owns at least twenty-five thousand (25,000) shares of Registrable Securities and neither PCM nor either Shareholder has any right to receive any securities from the Company pursuant to the Reorganization Agreement.

     11.  Miscellaneous.
          -------------

          11.1   Remedies.  In the event of a breach by the Company of its
                 --------
obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          11.2   No Inconsistent Agreements.  The Company will not on or after
                 --------------------------
the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

          11.3   Adjustments Affecting Registrable Securities. The Company will
                 --------------------------------------------
not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          11.4   Amendments and Waivers.  The provisions of this Agreement,
                 ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least 66-2/3% of the number of outstanding Registrable Securities.

          11.5   Notices.  All notices or other communications provided for or
                 -------
permitted hereunder shall be in writing and will be delivered by personal service, fax, telegram, telecopy or first class mail (postage prepaid) to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt acknowledged, if faxed or telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

          (i)    If to the Company:

                 Hollywood Park, Inc.
                 1050 S. Prairie Avenue
                 Inglewood, CA  90301
                 Attention:   G. Michael Finnigan,
                              President/Gaming and
                              Entertainment Division

                 With a copy to:

                 Irell & Manella
                 1800 Avenue of the Stars, Suite 900
                 Los Angeles, CA  90067
                 Attention:   Alvin G. Segel, Esq.

          (ii)   If to the Holders:

                 Pacific Casino Management, Inc.
                 7524 Pine Ridge Lane
                 Fair Oaks, California 95628
                 Attention:   Edward LeBaron and
                              Donald Klosterman

                 With a copy to:

                 Pillsbury, Madison & Sutro
                 725 South Figueroa Street, Suite 1300
                 Los Angeles, California 90017
                 Attention:   Peter V. Leparulo, Esq.

          11.6   Successors and Assigns.  This Agreement shall inure to the
                 ----------------------
benefit of and be binding upon the successors, assigns, heirs, beneficiaries and personal representatives of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

          11.7   Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          11.8   Headings.  The headings in this Agreement are for convenience
                 --------
of reference only and shall not limit or otherwise affect the meaning hereof.

          11.9   Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the internal laws of the State of California regardless of the choice of law provisions of California or any other jurisdiction.

          11.10  Severability.  In the event that any one or more of the
                 ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          11.11  Entire Agreement.  This Agreement is intended by the parties as
                 ----------------
a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities now or hereafter owned by the Shareholders. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          11.12  Attorneys' Fees.  In any action or proceeding brought to
                 ---------------
enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                               HOLLYWOOD PARK, INC.
                                               1050 South Prairie Avenue
                                               Inglewood, California 90301



                                               By:____________________________
                                                  G. MICHAEL FINNIGAN



                                               PACIFIC CASINO MANAGEMENT, INC.
                                               2220 Avenue of the Stars
                                               Suite 2502
                                               Los Angeles, California  90067



                                               By:____________________________
                                                  Its:________________________



                                               _______________________________
                                               DONALD KLOSTERMAN
                                               2220 Avenue of the Stars
                                               Suite 2502
                                               Los Angeles, California  90067

                                               _______________________________
                                               EDWARD LEBARON
                                               2220 Avenue of the Stars
                                               Suite 2502
                                               Los Angeles, California  90067